EXHIBIT  99.1

               Certification pursuant to 18 U. S. C. Section 1350
                             as adopted pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002


In connection with the Quarterly Report on Form 10QSB of InterActive Group, Inc. (the Company) for the quarterly period ending June 30, 2002, each of the following hereby certifies, in Accordance with U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of the Company, that, to his knowledge the 10QSB Report fully complies with
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the Company.



/s/  Robert J. Stahl
--------------------
Robert J. Stahl
President, Secretary
August 15, 2002



/s/  William Hanson
-------------------
William  Hanson
Vice  President
August 15, 2002


This certification accompanies this Report Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the SarbanesOxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Act of 1934, as amended.


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